UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2006

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Gregory J. Thor
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On November 2, 2006, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and Gregory J. Thor executed an employment agreement that is effective as of October 3, 2005. The employment agreement has a term of three years ending on October 3, 2008 and provides for an initial base salary of $200,000. The agreement provided for a signing incentive of $25,000 in cash and a common share award equal to $225,000 vesting as follows: 2,042 shares on March 1, 2006, 3,062 shares vesting on March 1, 2007 and 4,083 shares vesting on March 1, 2008.

The employment agreement also contains the following terms and conditions:

• We may terminate the agreement for "cause," which includes Mr. Thor’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Thor to perform services reasonably requested of the executive by our chief executive officer or chief operating officer. If we terminate the agreement for cause or Mr. Thor terminates the agreement for any reason, the executive will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year. If we terminate the agreement without cause or if the executive becomes disabled, Mr. Thor is entitled to receive his base salary through the date of termination plus a proportionate share of the incentive compensation that he would have earned for that year. Upon termination of the agreement by us without cause, by Mr. Thor for "good reason" (e.g., reduction of compensation or diminution of duties) or upon his death or disability, any outstanding equity awards will become fully vested.

• We will make severance payments equal to the greater of twelve months’ base salary or the total base salary Mr. Thor would have received during the remaining term of the agreement if: (a) we terminate the agreement without cause; (b) he terminates the agreement for good reason; or (c) he becomes disabled. The agreement provides for a death benefit equal to two years’ base salary in the event of Mr. Thor's death.

• Notwithstanding the other severance payment provisions, if the agreement is terminated by us without cause or Mr. Thor with good reason within 18 months of a "change in control" (as defined in the agreement) he will receive payments equal to the greater of two years’ base salary or the base compensation he would have received during the remainder of the agreement.

• For a twelve-month period following termination of his employment, Mr. Thor has agreed not to compete with the company or divulge confidential company information.

• The agreement requires us to indemnify the executive from any and all liability for acts or omissions of the executive performed in the course of Mr. Thor's employment, provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct or (c) a fraud upon, or a breach of his duty of loyalty to, the company.

Extension of the Term of the Registrant's Tax Credit Warehousing Agreement
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On November 3, 2006, the registrant entered into Amendment No. 8 to the Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement (the "Tax Credit Warehousing Agreement"), dated as of November 4, 2005, by and among MMA Financial Warehousing, LLC and MMA Financial Bond Warehousing, LLC, as borrowers, the Company, MMA Financial Holdings, Inc., MMA Equity Corporation, MMA Financial TC Corp., MMA Financial BFGLP, LLC, MMA Financial BFRP, Inc., MMA Financial BFG Investments, LLC and MMA Special Limited Partner, Inc., as guarantors, and Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto. This amendment extended the maturity date of the Tax Credit Warehousing Agreement to May 3, 2007.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement by and between MMA Financial, Inc. and Gregory J. Thor dated as of October 3, 2005.

10.2 Amendment No. 8, dated as of November 3, 2006, to the Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement (the "Tax Credit Warehousing Agreement"), dated as of November 4, 2005, by and among MMA Financial Warehousing, LLC and MMA Financial Bond Warehousing, LLC, as borrowers, the Company, MMA Financial Holdings, Inc., MMA Equity Corporation, MMA Financial TC Corp., MMA Financial BFGLP, LLC, MMA Financial BFRP, Inc., MMA Financial BFG Investments, LLC and MMA Special Limited Partner, Inc., as guarantors, and Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 8, 2006	By:	/s/ Melanie M. Lundquist

Name: Melanie M. Lundquist
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between MMA Financial, Inc. and Gregory J. Thor.
10.2	Amendment No. 8, dated as of November 3, 2006, to the Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement (the "Tax Credit Warehousing Agreement"), dated as of November 4, 2005, by and among MMA Financial Warehousing, LLC and MMA Financial Bond Warehousing, LLC, as borrowers, the Company, MMA Financial Holdings, Inc., MMA Equity Corporation, MMA Financial TC Corp., MMA Financial BFGLP, LLC, MMA Financial BFRP, Inc., MMA Financial BFG Investments, LLC and MMA Special Limited Partner, Inc., as guarantors, and Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto.